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Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2003 relating to the consolidated financial statements of Intrado Inc., which appears in Intrado Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Denver, Colorado
May 21, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS